UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2006

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF PRINCIPAL OFFICER; APPOINTMENT OF PRINCIPAL OFFICER
WGL Holdings, Inc. and its wholly-owned subsidiary, Washington Gas Light Company (together, the “Companies”), reported that on August 9, 2006, Mr. Frederic M. Kline announced that he will resign his position as Vice President and Chief Financial Officer of the Companies effective with the close of business on September 29, 2006 and will retire from Washington Gas Light Company February 1, 2007.
On August 10, 2006, the Boards of Directors of the Companies elected Mr. Vincent L. Ammann, Jr., Vice President and Chief Financial Officer of the Companies effective as of September 30, 2006. Mr. Ammann has served as Vice President-Finance of the Companies since October 1, 2005. Prior to joining Washington Gas Light Company in March 2004, Mr. Ammann was previously employed by The Southern Connecticut Gas Company and Connecticut Natural Gas Corporation, subsidiaries of Energy East Corporation, where he served as Senior Vice President, Finance and Administration.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: August 10, 2006	/s/ Frederic M. Kline

(Vice President and Chief Financial Officer)